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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.




                             FORM 8-K

                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)
                           May 30, 1997


                    ENSERCH EXPLORATION, INC.
      (Exact name of Registrant as specified in its charter)



     Texas               1-11413                   75-2556975
(State or other        (Commission             (I.R.S. Employer
jurisdiction of        File Number)           Identification No.)
 incorporation)


6688 N. Central Expwy., Ste. 1000, Dallas, TX          75206-3922
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including Area Code:  214-692-4300





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ITEM 5.  Other Events

     Set forth below in its entirety is a News Release issued by ENSERCH Corporation on March 30, 1997.

     ENSERCH WILL FILE SUPPLEMENTAL REQUEST WITH IRS

          DALLAS, TEXAS (May 30, 1997) - ENSERCH Corporation's (NYSE-ENS) previously announced merger agreement with Texas Utilities is subject to certain conditions which include the approval from the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935 and the receipt of a favorable tax ruling from the Internal Revenue Service (Service). The SEC is continuing its review for approval. In February 1997, the tax ruling was issued. ENSERCH recently announced it discovered that a misstatement of fact was made in the original filing which it does not believe is material.

          ENSERCH will file early next week a Formal
     Supplemental Request with the Service to confirm the reliability of the ruling. The Company believes the Service will rule favorably on its Formal Supplemental
     Request and it will pursue confirmation of the reliability as expeditiously as possible.

          ENSERCH Corporation is an integrated natural-gas company.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Enserch Exploration, Inc.



Date: June 5, 1997            By:        /s/ R. E. Schmitz
                                            R. E. Schmitz
                                   Vice President and Controller